EX-23.3.3

                                     CONSENT


TO:      The Securities and Exchange Commission
         Washington, D.C. 20549

         United Management, Inc.
         Kelowna, BC, Canada V1Y 2E6

RE:      United Management, Inc.


          I hereby consent to the use in this Post-effective Amendment No. 3 to Registration Statement No. 333-37198 of United Management, Inc. on Form SB-2 of my name as referenced in the "Management" section as a potential director of the successor registrant.


Sincerely,


/s/ Saya Kyvrikosaios
Saya Kyvrikosaios